SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 26, 2009

Date of Report (Date of Earliest Event Reported)

DUPONT FABROS TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-33748	20 – 8718331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1212 New York Avenue, N.W., Suite 900

Washington, D.C. 20005

(Address of Principal Executive Offices) (Zip Code)

(202) 728-0044

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule l3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    On February 26, 2009, the Compensation Committee (the “Committee”) of the Board of Directors of DuPont Fabros Technology, Inc. (the “Company”) adopted the Company’s 2009 Short-Term Incentive Compensation Plan (the “2009 STIC Plan”) and its 2009 Long-Term Incentive Compensation Plan (the “2009 LTIC Plan”) for plan participants, including each of the named executive officers. The Company previously filed a Current Report on Form 8-K on March 4, 2009 (the “March 4th 8-K”) summarizing the terms of the 2009 STIC Plan and the 2009 LTIC Plan and filing as exhibits the related forms of restricted stock and stock option agreements. This amendment to the March 4th 8-K is being filed to include as exhibits copies of the 2009 STIC Plan and 2009 LTIC Plan, which were omitted from the March 4th 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1*	Form of Restricted Stock Award Agreement
10.2*	Form of Stock Option Award Agreement
10.3	2009 Short-Term Incentive Compensation Plan
10.4	2009 Long-Term Incentive Compensation Plan

*	Previously filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUPONT FABROS TECHNOLOGY, INC.

May 22, 2009	/s/ Richard A. Montfort, Jr.
Richard A. Montfort, Jr. General Counsel and Secretary

EXHIBIT INDEX

10.1*	Form of Restricted Stock Award Agreement
10.2*	Form of Stock Option Award Agreement
10.3	2009 Short-Term Incentive Compensation Plan
10.4	2009 Long-Term Incentive Compensation Plan

*	Previously filed.